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                                                                      Exhibit 12

EARNINGS TO FIXED CHARGES COMPUTATION

                                          1998         1997         1996         1995        1994
                                       ----------   ----------   ----------   ----------   ---------
Earnings:
Income before income taxes...........  $  547,809   $  477,851   $  387,510   $  304,044   $ 261,340
Plus:
  Fixed Charges......................   1,398,114    1,199,730      948,497      800,986     507,940
Less:
  Capitalized Interest...............        (919)      (1,732)        (785)      (2,056)       (599)
                                       ----------   ----------   ----------   ----------   ---------
Earnings, including interest on
  deposits(a)........................   1,945,004    1,675,849    1,335,222    1,102,974     768,681
Less:
  Interest on deposits...............    (897,903)    (745,122)    (644,613)    (564,064)   (377,643)
                                       ----------   ----------   ----------   ----------   ---------
Earnings, excluding interest on
  deposits(b)........................   1,047,101      930,727      690,609      538,910     391,038
                                       ==========   ==========   ==========   ==========   =========
Fixed Charges:
  Interest expense...................   1,386,256    1,186,079      938,194      791,423     501,067
  Capitalized interest...............         919        1,732          785        2,056         599
  Amortization of debt expense.......         681          602          132          190         215
  Interest portion of rent expense...      10,258       11,317        9,386        7,317       6,059
                                       ----------   ----------   ----------   ----------   ---------
          Total Fixed Charges(c).....   1,398,114    1,199,730      948,497      800,986     507,940
Less:
  Interest on deposits...............    (897,903)    (745,122)    (644,613)    (564,064)   (377,643)
                                       ----------   ----------   ----------   ----------   ---------
          Total Fixed Charges
            excluding interest
            expense on deposits(d)...  $  500,211   $  454,608   $  303,884   $  236,922   $ 130,297
                                       ==========   ==========   ==========   ==========   =========
Earnings to fixed charges:
Including interest on
  deposits(a/c)......................  $     1.39   $     1.40   $     1.41   $     1.38   $    1.51
Excluding interest on
  deposits(b/d)......................  $     2.09   $     2.05   $     2.27   $     2.27   $    3.00

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